SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 11, 2008
  IONA Technologies PLC
(Exact Name of Registrant as Specified in its Charter)
          Ireland
(State or Other Jurisdiction of Incorporation)

000-29154	NA

(Commission File Number)	(IRS Employer Identification No.)

The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland	NA

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 902-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ex-99.1 Press Release issued by the registrant on January 14, 2008

Item 2.05	Costs Associated with Exit or Disposal Activities.
          On January 11, 2008, IONA Technologies PLC (the “Company”) committed to a cost reduction plan (the “Plan”) focused on streamlining the Company’s operations and the elimination of certain fixed costs. The Plan, as described in Financial Accounting Standards No. 146 Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146), is designed to better position the Company to deliver consistent, positive operating margins in response to adverse market conditions experienced by the Company in 2007, which conditions the Company believes could persist into 2008. The Plan consists primarily of costs associated with a workforce reduction across the organization, costs associated with the consolidation of certain of its facilities, and other associated costs.
          The Company estimates a total of $1.5 million to $1.7 million of SFAS No. 146 severance payments and related costs in connection with the Plan during the first half of 2008. The Company is currently exploring its options to mitigate its affected real estate lease obligations. At this time, the Company is unable to make a good faith estimate of the amount or range of costs associated with the consolidation of certain facilities and other associated costs.
          Also at this time, the Company is unable to make a good faith estimate of the amount or range of charges that will result in future cash expenditures in connection with the Plan.
          This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated elements, costs, and timing of the Company’s cost reduction plan, statements regarding expected operating margins, and statements regarding expected market conditions. The forward-looking statements made are neither promises nor guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated or indicated, including risks and uncertainties relating to actual expenses of implementing the cost reduction plan, delays in implementing the cost reduction plan and deterioration of general economic or market conditions, including their effect on the Company’s ability to achieve positive operating margins. For a more detailed discussion of the risks and uncertainties, please refer to the Company’s most recent annual report and other periodic reports and registration statements filed with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements in this press release, which are current only as of the date when made. You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and the Company disavows and disclaims any obligation to do so.

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (b) On January 14, 2008, Robert C. McBride, the Company’s Chief Financial Officer, advised the Company of his intent to retire from the Company as of January 31, 2008.
          (c) On January 14, 2008, the Company announced that it appointed Christopher M. Mirabile, the Company’s General Counsel and Secretary, to the position of Chief Financial Officer effective immediately. Mr. Mirabile has served as the Company’s General Counsel and Secretary since September 2003. Mr. Mirabile served as Company’s Corporate Counsel from 2000 until 2003 and as the Company’s Senior Counsel from 1997 to 2000. Prior to joining the Company, Mr. Mirabile was a lawyer in the business practice group at Testa, Hurwitz & Thibeault, LLP of Boston, Massachusetts. Before beginning his legal practice, Mr. Mirabile was a management consultant with Price Waterhouse LLP in the Strategic Consulting Group. Mr. Mirabile holds a law degree from Boston College Law School and received his undergraduate degree with honors from Colgate University.

Item 7.01	Regulation FD Disclosure.
On January 14, 2008, the Company issued a press release announcing the appointment of Christopher M. Mirabile, the Company’s General Counsel and Secretary, to the position of Chief Financial Officer, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
            (d)     Exhibits
99.1	Press Release issued by the registrant on January 14, 2008, furnished herewith.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONA Technologies PLC
January 15, 2008	By:	/s/ Christopher M. Mirabile
Christopher M. Mirabile
Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on January 14, 2008, furnished herewith.